Exhibit 10.1

                            STOCK PURCHASE AGREEMENT

      This Agreement dated as of October 23, 2002 ("Effective Date") is entered into by and among Ultralife Taiwan, Inc., a corporation existing under the laws of the Republic of China ("ROC"), having a place of business located at No.2-3, Industry E. Road II, Science-Based Industrial Park, Hsinchu, Taiwan, ROC ("UTI"),

Ultralife Batteries, Inc., a corporation organized under the laws of the State of Delaware, United States of America, having a place of business located at 2000 Technology Parkway, Newark, NY 14513 USA ("UBI"), and

PGT Energy Corporation, a corporation existing under the laws of the ROC, having a place of business located at 7F-1, No.67, Tze-You Road, Hsinchu, Taiwan, ROC ("Purchaser").

(UTI, UBI and Purchaser hereinafter referred to collectly as the "Parties" and individually as a "Party.")

WHEREAS, UTI owns certain shares of common stock issued by UBI and intends to transfer such shares to UBI through certain third parties;

WHEREAS, UBI owns Sixty Million Three Hundred Three Thousand and Ninety Three (60,303,093) shares of common stock issued by UTI and intends to surrender to UTI certain portion of such shares acquired by UBI for UBI's contribution in kind to UTI in exchange for transfer of the shares of common stock in UBI held by UTI and certain obligations committed by UTI hereunder;

WHEREAS, UBI intends to sell to Purchaser certain shares of common stock in UTI which UBI acquires due to UBI's cash contribution; and

WHEREAS, the Parties will cooperate to complete the transactions contemplated herein according to the terms and condition set forth hereunder.

NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements herein contained and intending to be legally bound, the Parties agree as follows:

Article 1. Agreement to Sell and Purchase UBI Shares and UTI Shares.

      1.1 Upon the terms and subject to the conditions of this Agreement, on the Closing Date (as defined in Article 2), UTI shall directly or indirectly assign, transfer and deliver or cause to be assigned, transferred and delivered to UBI seven hundred thousand (700,000) shares of common stock issued by UBI and currently held by UTI, together with all rights attached or accrued thereto on the date hereof including the right to all dividends and distributions declared, paid or made in respect thereof on or after the date hereof ("UBI Shares") in exchange of certain shares of common stock in UTI to be surrendered by UBI to UTI as set forth in Article 1.2.


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

      1.2 Upon the terms and subject to the conditions of this Agreement, on the Closing Date, UBI shall surrender to UTI with immediate effect Thirty Two Million Five Hundred Thousand (32,500,000) shares of common stock issued by UTI to UBI due to UBI's contribution in kind to UTI, together with all rights attached or accrued thereto on the date hereof including the right to all dividends and distributions declared, paid or made in respect thereof on or after the date hereof ("UTI Technology Shares") in exchange for the transfer of UBI Shares from UTI to UBI as set forth in Article 1.1.

      1.3 Upon the terms and subject to the conditions of this Agreement, on the Closing Date, UBI shall sell, assign, transfer and deliver or cause to be sold, assigned, transferred and delivered to Purchaser or the third parties designated by Purchaser Ten Million (10,000,000) shares of common stock issued by UTI to UBI for cash contribution, together with all rights attached or accrued thereto on the date hereof including the right to all dividends and distributions declared, paid or made in respect thereof on or after the date hereof ("UTI Cash Shares") for an aggregate purchase price equivalent to Two Million and Four Hundred Thousand U.S. Dollars (US$2,400,000) ("UTI Cash Shares Purchase Price") in accordance with the payment schedule in Article 3.1.

Article 2. Closing; Delivery.

      2.1. The Closing. The transfer of UBI Shares pursuant to Article 1.1 and surrender of UTI Technology Shares pursuant to Article 1.2 shall be consummated at a closing (the "Closing") held at the offices of UTI, on October 23, 2002., (the "Closing Date") or at such other time and place upon which the Parties shall agree.

      2.2. Deliveries. At the Closing, the following items shall be delivered:

            (i) UTI shall deliver to UBI the original, chopped, and authenticated stock certificates representing the UBI Shares.

            (ii) UBI will deliver to UTI the original, chopped, and authenticated stock certificates representing the UTI Technology Shares.

            (iii) UBI will deliver to UTI the executed Surrender per form as
                  Exhibit A.

            (iv) UBI will deliver to Lee and Li, Attorneys-at-law the executed Power of Attorney per form as Exhibit B.

            (v) UBI will deliver to Purchaser the original, chopped, and authenticated stock certificates representing the UTI Cash Shares.


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Article 3. Payments for UTI Cash Shares in Installments.

      3.1 Purchaser shall pay to UBI for the UTI Cash Shares Purchase Price in installments in accordance with the following schedule:

-----------------------------------------------------------------
  Payment Due Date                                      Amount
-----------------------------------------------------------------
First: October 30, 2002                               US$400,000
-----------------------------------------------------------------
Second: November 7, 2002                              US$500,000
-----------------------------------------------------------------
Third: November 14, 2002                              US$500,000
-----------------------------------------------------------------
Fourth: November 21, 2002                             US$500,000
-----------------------------------------------------------------
Fifth: November 28, 2002                              US$500,000
-----------------------------------------------------------------

Any payment(s) made for the second and third payments above within seven (7) days after the respective due day(s) shall not constitute breach of the payment schedule as set forth in this Article 3.1. Any payment(s) made for the fourth and fifth payments above within fourteen (14) days after the respective due day(s) shall not constitute breach of the payment schedule as set forth in this
Article 3.1.

      3.2 Purchaser shall make each payment in accordance with Article 3.1 to the following bank account of UBI or any bank account designated by UBI which UBI informs Purchaser in writing ("Designated Bank Account"):

                Bank: JP Morgan Chase Bank
            Swift Code: CHASUS33
            Account Name: Ultralife Batteries, Inc.
            Account Number: 0001474121

      3.3 The securities transaction tax for the UTI Cash Shares shall be borne by UBI and withheld from the UTI Cash Shares Purchase Price for the account of UBI. Any other taxes payable in connection with this Agreement shall be borne respectively by the Parties on its own as required by the applicable laws and regulations.

Article 4. Covenants After Closing.

      4.1 Within ten (10) business days after the Closing, UBI shall procure the foreign investment approval under the Taiwan Statute for Investment by Foreign Nationals of transfer of UTI Cash Shares.

      4.2 In the event that the executed Power of Attorney as provided in
Article 2.2(iv) is required of notarization and legalization, UBI shall cause such document notarized and legalized within ten (10) business days after receipt of UTI's request.

      4.3 Each Party shall cooperate with the other, take such further action, and execute and deliver such further documents, as may be reasonably requested by the other Party in order to carry out the terms and purposes of this Agreement.


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

Article 5. Supply of Lithium Products.

      5.1 To induce UBI to surrender to UTI the UTI Technology Shares, UTI agrees, within three (3) years after the date hereof, to supply UBI the Lithium Products (as defined in Article 5.2) with the quantities up to ten percent (10%) per annum of the capacity of UTI's current production line for such Lithium Products, provided, however, that UBI shall place orders for the Lithium Products no later than six (6) months prior to the delivery of such products and the prices, trade terms, payment terms and all other terms and conditions thereof shall be mutually agreed upon by UTI and UBI.

      5.2 For the purpose of this Article 5, Lithium Products shall mean: (i) rechargable lithium cobalt dioxide cell in cylindrical metal case, cell capacity between six ampere-hour to ten ampere-hour ("Lithium Product I"); (ii) rechargable lithium cobalt dioxide cell in thin prismatic metal case, thickness between 3 mm to 6 mm ("Lithium Product II"); (iii) rechargable lithium cobalt dioxide polymer cell packed in soft laminated foil ("Lithium Product III").

      5.3 In the event that, within three (3) years after the date hereof, UBI is required by the US or UK military or governmental end users to manufacture the Lithium Products I within US, UTI agrees to enter into a license agreement with UBI to grant to UBI a non-transferable, non-exclusive, non-licensable, royalty-bearing, limited license under the technologies related to Lithium Products I owned and licensable by UTI to manufacture (excluding have made) the Lithium Products I at the facilities of UBI to be agreed upon by UBI and UTI for sale to such US or UK military or governmental end users. The detailed terms and conditions thereof are to be mutually agreed upon by UBI and UTI.

      5.4 UBI's rights of supply in accordance with Artcile 5.1 and license to be entered into in accordance with Article 5.3 may be terminated by UTI for convenience with immediate effect, if (i) UBI voluntarily files a petition in bankruptcy or (ii) UBI has a petition in bankruptcy involuntarily filed against it, or is placed in an insolvency proceeding, or if an order is entered appointing a receiver or trustee or a levy or attachment is made against a substantial portion of its assets which petition, placement, order, levy or attatchment shall not be vacated within thirty (30) days from date of entry, or if any assignment for the benefit of its creditors is made; or (iii) UBI has materially failed in the performance of any material contractual obligation in
Article 5.1 or Article 5.3 and such failure continues uncured for thirty (30) days after UTI provides notice thereof to UBI; or (iv) any third party, which is a competitor of UTI acquires directly or indirectly an equity interest greater than ten percent (10%) in UBI.

Article 6. Representations and Warranties of UTI

      UTI hereby represents and warrants to UBI that the statements in this
Article 6, are all true, complete, and not materially misleading in all material respects as of the Effective Date and at the Closing:

      6.1. UTI is a company limited by shares duly organized and validly existing and UTI (and its representative who executes this Agreement) has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder, unless oterhwise provided or reserved herein. All corporate action on the part of UTI has been taken or will have been taken prior to the Closing.


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

      6.2. Neither the entering into nor the delivery of this Agreement nor the performance of the transactions contemplated therein by UTI will result in the violation of any of the provisions of the Articles of Incorporation, or other constitutional or formation documents of UTI or any contract to which UTI is a party, by which UTI is bound, or any applicable law or permits applicable to UTI.

      6.3 The UBI Shares are free and clear of any security interest, mortgage, pledge, lien, charge, claim, option, warrant, equity, easement, limitation, restriction, royalty, preemptive or other right, restraint on alienation, voting trust or arrangement, proxy, or encumbrance of any kind.

Article 7. Representations and Warranties of UBI

      UBI hereby represents and warrants to UTI and Purchaser that the statements in this Article 7, are all true, complete, and not materially misleading in all material respects as of the Effective Date and at the Closing:

      7.1. UBI is a company limited by shares duly organized and validly existing and UBI (and its representative who executes this Agreement) has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder, unless oterhwise provided or reserved herein. All corporate action on the part of UBI has been taken or will have been taken prior to the Closing.

      7.2. Neither the entering into nor the delivery of this Agreement nor the performance of the transactions contemplated therein by UBI will result in the violation of any of the provisions of the Articles of Incorporation, or other constitutional or formation documents of UBI or any contract to which UBI is a party, by which UBI is bound, or any applicable law or permits applicable to UBI.

      7.3 The UTI Technology Shares and the UTI Cash Shares are free and clear of any security interest, mortgage, pledge, lien, charge, claim, option, warrant, equity, easement, limitation, restriction, royalty, preemptive or other right, restraint on alienation, voting trust or arrangement, proxy, or encumbrance of any kind.

Article 8. Confidentiality.

      8.1 The Parties shall keep all confidential information, which it acquires pursuant to this Agreement and is not, at the time of such disclosure, publicly available strictly confidential. The terms and conditions of this Agreement and all exhibits and schedules attached hereto and thereto, including their existence, shall be considered confidential information and shall not be disclosed by any Party to any third party except in accordance with the provisions set forth below.

      8.2 In the event that either Party becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of this Agreement, such Party shall provide the other Parties with prompt written notice of that fact and furnish only that portion of the information which is legally required and exercise reasonable


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efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by the other
Parties.

Article 9. Miscellaneous.

      9.1. Governing Law and Venue. This Agreement shall be governed in all respects by the laws of the ROC without regard to provisions regarding choice of laws, and the Hsinchu District Court shall have non-exclusive jurisdiction over any dispute arising under this Agreement.

      9.2. Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Party and the Closing of the transactions contemplated hereby.

      9.3. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the permitted successors, assigns, heirs, executors and administrators of the Parties. No Party may assign, in whole or in part, its rights or obligations under this Agreement to any third party without the other Parties' express written consent.

      9.4. Entire Agreement. This Agreement together with the exhibits and schedules hereto constitute the entire understanding and agreement among the Parties with regard to the subjects hereof and supersede all prior agreements and understandings.

      9.5. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be made in writing and delivered by hand, mail, facsimile, overnight delivery service, or any other mode of communication routinely used by the Parties in their course of dealing to the address and number set forth below the recipient's signature below, or to such other address and/or number as the recipient may indicate in writing. Any notice or communication delivered by hand shall be deemed to have been received when delivered, and sent by mail shall be deemed to have been received seven (7) days after the date on which such notice or communication is deposited in the mail. Facsimile notices or communications shall be deemed to be received on the date of receipt of the confirmation of transmission.

      9.6. Amendments and Waivers. No amendment or waiver of any provision of this Agreement or of any right or remedy arising hereunder shall be enforceable unless in writing signed by the Party against whom enforcement is sought.

      9.7. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to either Parties upon any breach or default of the other Party shall impair any such right, power or remedy of the aggrieved Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring.

      9.8. Attorneys Fees. In the event of any dispute among the Parties concerning this Agreement or the transactions or matters referred to or provided for herein, the prevailing Party shall be entitled to reasonable attorneys' fees and costs in addition to such other relief as may be


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granted. The phrase "prevailing Party" shall mean the Party who is determined in a proceeding to have prevailed or who prevails by dismissal, default or otherwise.

      9.9. Costs. Unless it is stipulated otherwise in this Agreement, the Parties shall bear their own costs and expenses incurred in connection with this Agreement, the preparation thereof and the preparation for the Closing, including professional fees and costs of their attorneys and accountants.

      9.10. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      9.11. Counterparts. This Agreement may be executed in any number of English-language counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

      9.12 Severability. If, in light of a particular set of facts and circumstances, any provision or provisions of this Agreement will be held to be invalid or unenforceable by any court or arbitrator of competent jurisdiction, then: (i) the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this Agreement will not in any way be affected or impaired thereby; and (ii) such provision or provisions will be reformed without further action by the Parties, but only to the extent necessary to make such provision or provisions valid and enforceable when applied to such particular facts and circumstances.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.


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

Ultralife Taiwan, Inc.

By /s/ J.F. Hsu
   ---------------
   Name: J.F. Hsu
   Title: Chairman

Address for notices:
No.2-3, Industry E. Road II, Science-Based
Industrial Park, Hsinchu, Taiwan, ROC
Attn.: Chairman
Fax Number: 886-3-5638585

PGT Energy Corporation

By /s/ J.F. Hsu
   ----------------
   Name: J.F. Hsu
   Title: Chairman

Address for notices:
7F-1, No.67, Tze-You Road, Hsinchu,
Taiwan, ROC
Attn.: Chairman
Fax Number: 886-3-5349539

Ultralife Batteries, Inc.

By /s/ John D. Kavazanjian
   ----------------------------------------
   Name: John D. Kavazanjian
   Title: CEO and authorized representative

Address for notices:
2000 Technology Parkway, Newark, NY 14513 USA
Attn: Peter Comerford, Secretary of Corporation
Fax Number:1-315-331-7800



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                                    Exhibit A

                                    SURRENDER

To: Ultralife Taiwan, Inc.

The Undersigned, a corporation organized under the laws of the State of Delaware, United States of America, having a place of business located at 2000 Technology Parkway, Newark, NY 14513 USA, is the corporate shareholder of Ultralife Taiwan, Inc., a corporation existing under the laws of the Republic of China, having a place of business located at No.2-3, Industry E. Road II, Science-Based Industrial Park, Hsinchu, Taiwan, ROC ("UTI"), and hereby irrevocably surrenders to UTI with immediate effect the right and title to Thirty Two Million Five Hundred Thousand (32,500,000) shares of common stock issued by UTI to the Undersigned for the Undersigned's contribution in kind to UTI in accordance with the Joint Venture Agreement entered into by PGT Energy Corporation and the Undersigned dated October 10, 1998 ("UTI Technology Shares") for the sole purpose that UTI cancels the UTI Technology Shares and makes the corresponding reduction of the paid-in capital of UTI.

For the above purpose, the Undersigned further agrees to authorize Lee and Li, Attorneys-at-Law ("Attorney-in-fact") to affix the Chinese chop of the Undersigned currently kept by Lee and Li, Attorneys-at-Law ("Chop") on all documents necessary for consummation of cancellation of the UTI Technology Shares and the corresponding reduction of the paid-in capital of UTI.

In the event that UTI is requried by the ROC government authority to convene the shareholders meeting of UTI to resolve to cancel the UTI Technology Shares and to make the corresponding reduction of the paid-in capital of UTI, the Undersigned hereby authorize the Attorney-in-fact to take all necessary measures including without limitation affixing the Chop on the proxy for such shareholders meeting to authorize PGT Energy Corporation, a corporation existing under the laws of the ROC, having a place of business located at 7F-1, No.67, Tze-You Road, Hsinchu, Taiwan, ROC, as the Undersigned's proxy to vote for cancellation of the UTI Technology Shares and the corresponding reduction of the paid-in capital of UTI.

IN WITNESS HEREOF, the Undersigned has caused this instrument to be executed in the city of Hsinchu, Taiwan, Republic of China on the 23rd day of October 2002.

                                        Ultralife Batteries, Inc.

                                     By /s/ John D. Kavazanjian
                                        ----------------------------------------
                                        Name: John D. Kavazanjian
                                        Title: CEO and authorized representative


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                                    Exhibit B

                                POWER OF ATTORNEY

To Lee and Li, Attorneys-at-Law

The Undersigned, a corporation organized under the laws of the State of Delaware, United States of America, having a place of business located at 2000 Technology Parkway, Newark, NY 14513 USA, hereby irrevocably constitute and appoint you to be the attorney-in-fact ("Attorney-in-fact ") of the Undersigned with full power of substitution and revocation to (i) transfer the right and title to UTI Cash Shares (as defined in Article 1.3) to Purchaser on behalf of the Undersigned in accordance with Article 3.1 and (ii) surrender the right and title to UTI Technology Shares (as defined in Article 1.2) to UTI on behalf of the Undersigned in accordance with Article 1.2, including without limitation, provision and execution of any and all documents and acts necessary for consummation herein.

IN WITNESS HEREOF, the Undersigned has caused this instrument to be executed in the city of Hsinchu, Taiwan, Republic of China on the 23rd day of October 2002.

                                        Ultralife Batteries, Inc.

                                     By /s/ John D. Kavazanjian
                                        ----------------------------------------
                                        Name: John D. Kavazanjian
                                        Title: CEO and authorized representative


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